BOOKSo A o MILLION(R)                                              News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737

             BOOKS-A-MILLION, INC. ANNOUNCES SECOND QUARTER RESULTS
                          ----------------------------
                      Comparable Store Sales Increase 4.4%
                          ----------------------------
                       Declares Regular Quarterly Dividend

     BIRMINGHAM, Ala. (August 16, 2005) - Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the second quarter ended July 30, 2005. Net sales for the 13-week period increased 7.9% to $122.4 million from sales of $113.5 million in the year-earlier period. Comparable store sales for the quarter increased 4.4% when compared with the 13-week period for the prior year. Net income increased to $1.7 million, or $0.10 per diluted share, compared with net income of $1.0 million, or $0.06 per diluted share, in the year-earlier period.

     For the 26-week period ended July 30, 2005, net sales increased 6.3% to $235.4 million from sales of $221.4 million in the year-earlier period. Comparable store sales increased 4.0% when compared with the same period of fiscal 2005. For the 26-week period, the Company reported net income of $2.8 million, or $0.16 per diluted share, compared with net income of $2.2 million, or $0.13 per diluted share, for the year-earlier period.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "We are pleased with the results of the second quarter. The release of Harry Potter and the Half Blood Prince was a huge success. Our entire team worked exceptionally hard to prepare for the event, and the success of the book helped drive traffic to the stores. Our core book business remained solid as well with strong growth in children's, history, teen fiction, cooking, humor and inspirational books.

     "We are focused on the upcoming Holiday season, and we remain committed to achieving our goals of growing comparable store sales while improving inventory management and margins."

     The Company expects to report a net loss of $0.01 to $0.03 per diluted share for the third quarter of fiscal 2006 versus last year's third quarter net loss of $0.07 per diluted share. The projected results for the quarter include a gain from insurance recoveries estimated at $0.03 to $0.05 per diluted share. Projected net income for the year, including the one-time insurance gain, is $0.73 to $0.77 per diluted share versus last year's net income of $0.59 per diluted share.

     In addition, the Company announced that its Board of Directors has approved a $0.05 quarterly dividend per share. The quarterly dividend is payable on September 13, 2005, to stockholders of record at the close of business on August 30, 2005. The Company will pay quarterly cash dividends in the future subject to Board approval.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 207 stores in 19 states and the District of Columbia. The Company operates three distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands.

BAMM Reports Second Quarter Fiscal 2005 Results
Page 2
August 16, 2005

                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Financial Highlights
                      (In thousands, except per share data)


                                                                    13 Weeks Ended                 26 Weeks Ended
                                                              --------------------------     --------------------------
                                                                  July 30,      July 31,        July 30,        July 31,
                                                                   2005           2004            2005            2004
NET SALES                                                     $   122,418    $   113,494     $   235,422    $   221,407
   Cost of sales (including warehouse, distribution and
     store occupancy costs)                                        88,327         82,474         169,669        160,199
                                                              -----------    -----------     -----------    -----------
GROSS PROFIT                                                       34,091         31,020          65,753         61,208
   Operating, selling and administrative expenses                  26,810         24,622          52,406         47,692
   Depreciation and amortization                                    4,088          4,313           8,026          8,936
                                                              -----------    -----------     -----------    -----------
OPERATING INCOME                                                    3,193          2,085           5,321          4,580
   Interest expense, net                                              415            487             799          1,005
                                                              -----------    -----------     -----------    -----------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                              2,778          1,598           4,522          3,575
     Income tax provision                                           1,069            571           1,732          1,323
                                                              -----------    -----------     -----------    -----------
INCOME FROM CONTINUING OPERATIONS                                   1,709          1,027           2,790          2,252
DISCONTINUED OPERATIONS:
   (Loss) income from discontinued operations
     (including loss on disposal)                                     (13)           (60)            (47)           (56)
   Income tax benefit (provision)                                       5             22              18             21
                                                              -----------    -----------     -----------    -----------
(LOSS) INCOME FROM DISCONTINUED
   OPERATIONS                                                          (8)           (38)            (29)           (35)
                                                              -----------    -----------     -----------    -----------
NET INCOME                                                    $     1,701    $       989     $     2,761    $     2,217
                                                              ===========    ===========     ===========    ===========

NET INCOME PER COMMON SHARE:
Basic:
   Income from continuing operations                          $      0.10    $      0.06     $     0.17     $      0.13
   Loss from discontinued operations                                   --             --             --              --
                                                              -----------    -----------     ----------     -----------
   Net income                                                 $      0.10    $      0.06     $     0.17     $      0.13
                                                              ===========    ===========     ==========     ===========

Diluted:
   Income from continuing operations                          $      0.10    $      0.06     $     0.16     $      0.13
   Loss from discontinued operations                                   --             --             --              --
                                                              -----------    -----------     ----------     -----------
   Net income                                                 $      0.10    $      0.06     $     0.16     $      0.13
                                                              ===========    ===========     ==========     ===========

Weighted average shares outstanding:
   Basic                                                           16,299         16,497          16,250         16,471
                                                              ===========    ===========     ===========    ===========
   Diluted                                                         16,884         17,225          16,862         17,220
                                                              ===========    ===========     ===========    ===========

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.